SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 10/31/2007
FILE NUMBER 811-6463
SERIES NO.: 3



72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 1,205
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                                                      $     -
       Class C                                                      $     -
       Institutional Class                                          $     -


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                       0.0379
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                                                         0.00
       Class C                                                         0.00
       Institutional Class                                             0.00

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                       34,652
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                                                        5,119
       Class C                                                        1,637
       Institutional                                                      0

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                      $ 29.51
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                      $ 26.73
       Class C                                                      $ 26.74
       Institutional                                                $ 29.53